EXHIBIT 10
                                 SEVERANCE PLAN

                     Initially adopted as of August 10, 1995
                             Restated February, 2002

     This Executive Severance Plan ("Plan") was originally adopted as of the 10th day of August, 1995 by ESCO ELECTRONICS CORPORATION, a Missouri Corporation, now ESCO TECHNOLOGIES INC. (the "Company"). The Plan is hereby restated on February 5, 2002. The participants designated to be subject to this Plan (each an "Executive" and collectively the "Executives") shall be determined by the Chief Executive Officer of the Company ("CEO"), except that the Human Resources and Ethics Committee ("HREC") of the Board of Directors of the Company ("Board") shall make any decision concerning the CEO. The Executives designated and the Applicable Multipliers determined with respect to such Executives pursuant to Section 4(a)(i)(D), are set forth in Appendix A. Appendix A may be changed from time to time as determined by the CEO or HREC.

     1. Certain Definitions. For purposes of this Plan the following words shall have the following meanings:

          (a)  "Change  of  Control"  shall  mean:

               (i) The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

               (ii) When individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
          Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or
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               (iii)  Approval  by  the  stockholders  of the  Company  of (a) a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately
          prior  to  such  reorganization,   merger  or  consolidation  do  not,
          immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or (b) a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, an isolated sale, spin-off, joint venture or other business combination by the Company, which involves one or more divisions or subsidiaries of the Company and is approved by a majority vote of the Incumbent Board, shall not be deemed to be a Change of Control.

     (b) "Code" shall mean the Internal  Revenue Code of 1986,  as amended.

     (c) "Effective Date" shall mean the first date on which a Change of Control occurs. Anything in this Plan to the contrary notwithstanding, if an Officer's employment with the Company is terminated or if the Plan is amended, changed or modified and if such termination of employment or amendment, change or modification to the Plan (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with, or in anticipation of, a Change of Control, then for all purposes of this Plan the "Effective Date" shall mean the date immediately prior to the date of such termination of employment, or amendment, change or modification to the Plan as the case may be.
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     (d) "Employment  Period" shall mean the period  commencing on the Effective
Date and ending on the third anniversary of such date.

     (e) "Fiscal Year" shall mean the fiscal year of the Company which, as of the date hereof, is the twelve month period commencing October 1 and ending September 30.

  2. Terms of  Employment.

     (a) Location and Duties.

          (i) The Company shall keep each Officer in its employ for the Employment Period. During the Employment Period, each Officer's services shall be required to be performed at the location where the Officer was employed immediately preceding the Effective Date, or at any office or location less than 50 miles from such location.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which an Officer is entitled, each Officer will be expected to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Officer, to use the Officer's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Plan for an Officer to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Officer's assigned responsibilities. To the extent that any such activities have been conducted by an Officer prior the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not hereafter be deemed to interfere with the performance of the Officer's responsibilities to the Company.

               (b) Compensation.

                    During the Employment Period, unless his employment is earlier terminated pursuant to Section 3, each Officer shall receive:

                    (i) Base Salary. A minimum base salary ("Base Salary"), which shall be paid at a monthly rate, in an amount not less than the annualized monthly base salary rate paid or payable to the Officer during the month immediately preceding the month in which the Effective Date occurs, including any base salary which was earned but payment of which was deferred and any base salary which was paid or payable to the Officer by the Company and its affiliated companies. As used in this Plan, the term "affiliated companies" shall include any company directly or indirectly controlled by, controlling or under common control with the Company.


                    (ii) Annual Bonus. A minimum annual bonus ("Annual Bonus") in cash, payable in accordance with past practices of the Company, calculated by multiplying the Base Salary defined in Section 2(b)(i) times the Average Annual Bonus Percentage. The "Average Annual Bonus Percentage" is the average of the percentages of the Officer's base salary earned in a Fiscal Year represented by his annual bonus earned in respect of that Fiscal Year from the Company or its affiliated companies for each of the five Fiscal Years most recently ended, after disregarding the highest and lowest of such percentages.

                    (iii) Benefits. All pension, welfare and other employee benefits, fringe benefits and perquisites in amounts and on terms not less favorable than those to which the Officer was entitled on the Effective Date, subject only to benefits reductions within the scope of
     Section 3(c)(i).

          3. Termination of Employment.

               (a) Death or Disability. An Officer's employment shall terminate automatically upon the Officer's death during the Employment Period. If the Company determines in good faith and as set forth below that the Disability of the Officer has occurred or is continuing during the Employment Period, it may give to the Officer written notice of its intention to terminate the Officer's employment. In such event, the Officer's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Officer (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Officer shall not have returned to full-time performance of the Officer's duties. For purposes of this Plan, "Disability" shall mean the absence of the Officer from the Officer's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Officer or the Officer's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                    (b) Cause. The Company may terminate an Officer's employment during the Employment Period for Cause. For the sole and exclusive purposes of this Plan, "Cause" shall mean:


               (i) The willful and continued failure of the Officer to perform substantially the Officer's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for such performance is delivered to the Officer by the Board (or the CEO of the Company in the case of another Officer) which specifically identifies the manner in which the Board (or CEO) believes that the Officer has not substantially performed the Officer's duties, or

               (ii) The willful engaging by the Officer in (A) illegal conduct (other than minor traffic offenses), or (B) conduct which is in breach of the Officer's fiduciary duty to the Company and which is demonstrably injurious to the Company, its reputation or its business prospects. For purposes of this provision, no act or failure to act, on the part of the Officer, shall be considered "willful" unless it is done, or omitted to be done, by the Officer in bad faith or without reasonable belief that the Officer's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board (or upon the instructions of the CEO in the case of another Officer) or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Officer in good faith and in the best interests of the Company. The cessation of employment of the Officer shall not be deemed to be for Cause unless and until there shall have been delivered to the Officer a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Officer and the Officer is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good-faith opinion of the Board, the Officer is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

               (c) Good Reason. An Officer may voluntarily terminate his employment for Good Reason. For the sole and exclusive purposes of this Plan, "Good Reason" shall mean:

                    (i) any  failure by the  Company  to comply  with any of the provisions of this Plan, other than an isolated failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Officer and other than a failure to comply with Section 2(b)(iii) solely by reason of a reduction in benefits that applies to all salaried employees who are exempt from the wage and hour provisions of the Fair Labor Standards Act;


                    (ii) the Company's  requiring the Officer to be based at any office or location  other than as  provided  in  Section 2(a)(i);

                    (iii) the  occurrence on or after the Effective  Date of (A)
               any change in the Officer's status, title, position or responsibilities (including reporting responsibilities) which, in the Officer's reasonable judgement, represents a reduction in his status, title, position or responsibilities as in effect immediately prior thereto, (B) the assignment to the Officer of any duties or responsibilities which, in the Officer's reasonable judgement, are inconsistent with such status, title, position or responsibilities, or (C) any removal of the Officer from or failure to reappoint or re-elect the Officer to any of such positions, except in connection with the termination of his employment by reason of the Officer's death or Disability, for Cause, or by the Officer without Good Reason;

                    (iv) any purported termination by the Company of the Officer's employment otherwise than as expressly permitted by this Plan; or

                    (v) any  failure by the  Company to comply  with and satisfy
               Section 9(c).

          (d) Notice of Termination. Any termination of employment hereunder shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(c). For purposes of this Plan, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Plan relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 90 days after the giving of such notice). Any failure by an Officer or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right to the Officer or the Company, respectively, hereunder or preclude the Officer or the Company, respectively, from asserting such fact or circumstance in enforcing the Officer's or the Company's rights hereunder.


          (e) Date of Termination. "Date of Termination" means (i) if the Officer's employment is terminated by the Company for Cause, or by the Officer for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Officer's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date 90 days after the date on which the Company notifies the Officer of such termination and
     (iii) if the Officer's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Officer or the Disability Effective Date, as the case may be.

               4. Obligations of the Company upon Termination.

                    (a) Good Reason;  Other Than for Cause, Death or Disability.
               If, during the Employment Period, the Company shall terminate the Officer's employment other than for Cause or Disability or the Officer shall terminate employment for Good Reason:

                         (i) The Company  shall pay to the Officer in a lump sum
                    in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                              (A) To the extent not theretofore paid, the
 Officer's current base salary; plus

                              (B) All previously deferred base salary, bonuses
and other compensation (together with any accrued interest thereon)not yet paid by the Company; plus

                              (C) A bonus equal to the base salary  earned from
the beginning of the Fiscal Year in which the termination occurred to the Date of Termination multiplied by the Average Annual Bonus Percentage defined in
Section 2(b)(ii); plus

                              (D) The  product  of  (1)a  multiplier  which
shall be equal to "Three" (the "Applicable Multiplier"), and (2)Final Compensation. "Final Compensation" is the sum of (x)the Base Salary defined in Section 2(b)(i), plus (y) the Average Annual Bonus Percentage defined in
Section 2(b)(ii) multiplied by such base salary;  plus

                              (E)  Vacation pay equal to Final  Compensation
per day multiplied by the number of days of earned vacation not taken as of the Date of Termination; plus

                              (F) The lump sum  actuarial  equivalent of a
supplemental  retirement benefit  equal to the  difference between
a) the amounts which would have been payable under any tax-qualified defined benefit retirementplan (and any non-qualified supplement to such plan) of the Company or a subsidiary applicable to the Officer (collectively, the "Retirement Plan") if the Officer had remained employed by the Company at the Final Compensation level for a number of years after the Date of Termination equal to the Applicable Multiplier (or until reaching 67 years of age, if earlier) and (b) the amounts actually payable under the Retirement Plan.

          (ii) The Company shall continue to provide to the Officer, or reimburse the Officer for the cost of, all medical, hospitalization, disability, dental, life insurance, club membership and automobile benefits in amounts and on terms not less favorable than those to which the Officer was entitled on the Date of Termination, for a number of years after the Date of Termination equal to the Applicable Multiplier, and shall pay or provide any other amounts or benefits required by law to be paid or provided to the Officer or which the Officer is entitled to receive under any plan, program, policy, practice, contract or agreement of the Company or any of its affiliated companies. (iii) If the aggregate amounts under
     (i) above are not paid to the Officer when due, interest thereon shall accrue and be paid to the Officer at the rate of the lesser of (A) 15% per annum, compounded monthly or (B) the maximum rate allowed by law.

          (iv) As a condition  of receiving  payments  and  benefits  under this
     Section 4(a), the Officer must provide the Company with a release, satisfactory to the Company in its sole discretion, of all claims, charges and causes of action the Officer may have arising out of or relating in any way to the Officer's employment by the Company and its affiliated companies and the termination of such employment, including, but not limited to, ADEA waivers.

                    (b) Termination in Other Cases. If an Officer's employment is terminated during the Employment Period by reason of the Officer's death or Disability, for Cause, or as a result of the

Officer's termination thereof without Good Reason, this Plan shall terminate with respect to the Officer without further obligations to the Officer or the Officer's legal representative under this Plan.

     5. Non-exclusivity of Rights. Nothing shall herein limit or otherwise affect such rights as an Officer may have under any other contract or agreement with the Company or any of its affiliated companies or by law. Amounts which are vested benefits or which any Officer is otherwise entitled to receive under any other plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with its terms, unless explicitly modified by this Plan.

     6. No Obligation to Mitigate. The Company's obligation to make the payments provided for in this Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against any Officer. Except as otherwise provided in this Section 6, in no event shall any Officer be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Officer under any of the provisions of this Plan and such amounts shall not be reduced whether or not the Officer obtains other employment. Notwithstanding the foregoing, if the Officer obtains other employment, the Company's obligation to provide medical, hospitalization, disability, dental or life insurance benefits under Section 4(a)(ii) shall be reduced to the extent such benefits are provided to the Officer as a result of such other employment.

     7. Legal Expenses. The Company and its affiliated companies shall pay promptly upon submission of appropriate invoices, to the full extent permitted by law, all reasonable attorneys' fees and related expenses which any Officer reasonably deems necessary to incur in connection with any dispute with respect to the validity or enforceability of, or liability under, any provision of this Plan (including without limitation any dispute as to the amount of any payment pursuant to this Plan); provided, however, that if the Company is advised by independent counsel that it will probably prevail if the dispute is litigated on a motion for summary judgment, the Company may refrain from such payments so long as the Company actively pursues a decision on such motion, and if such motion is granted and becomes a final, non-appealable order, the Company shall have no obligation under this Section 7 with respect to the Officer's attorneys' fees and related expenses in connection with such dispute. However, if such motion for summary judgment is denied and if such denial becomes a final, non-appealable order, the Company shall pay such attorneys' fees and related expenses, or, if the Officer had already paid such attorneys' fees and related expenses, the Company shall reimburse the Officer for such payment, together with interest, from the date of such payment to the date of reimbursement, at the rate of the lesser of (A) 15% per annum, compounded monthly or (B) the maximum rate allowed by law.

       8. Provisions Relating to Taxation of Payments.

          (a) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of any Officer (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) would be subject to the excise tax imposed by
     Section 4999 of the Internal Revenue Code of 1988 (the "Code") (or any other provision of the Code relating to excise taxes or "excess parachute payments") or any interest or penalty is imposed on an Officer with respect to such excise tax, the Officer shall not be entitled to receive any additional payment in any amount to compensate for such tax, interest or penalty.

          (b) For purposes of this section, (i) "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of an Officer, whether paid or payable pursuant to this Plan or otherwise; (ii) "Net After Tax Receipt" shall mean the Present Value of a Payment net of all taxes imposed on the Officer with respect thereto under Section 1 and 4999 of the Code, determined by applying the highest marginal rate under
     Section 1 of the Code which applied to the Officer's taxable income for the immediately preceding taxable year; (iii) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and
     (iv) "Reduced Amount" shall mean the largest aggregate amount of Payments which (a) is less than the sum of all Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which relate to or would result if Payments were made without regard to this Section 8.

                    (c) Anything in this Plan to the  contrary  notwithstanding, in the event a certified public accounting firm designated by the Company (the "Accounting Firm") shall determine that receipt of all Payments would subject the Officer to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the Payments under this Plan shall be reduced so that the aggregate Payments shall equal such Reduced Amount.

                    (d) While it is the intention of the Company that the amount of Payments to the Officer shall result in the maximum aggregate Net After Tax Receipts to each Officer, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Officer pursuant to this Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Officer pursuant to this Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Officer which the Accounting Firm believes has high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Officer shall be treated for all purposes as a loan ab initio to the Officer which the Officer shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Officer to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Officer is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Officer together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

                9. Successors.

                    (a)  This  Plan  shall  inure  to  the  benefit  of  and  be
               enforceable   by   the   Officer   and   the   Officer's    legal
               representative.

                    (b) This Plan shall  inure to the  benefit of and be binding upon the Company and its successors and assigns.

                    (c) The Company shall require any successor  (whether direct or indirect, by purchase, merger, consolidation, sale of assets or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Plan, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Plan by operation of law, or otherwise.

                10.  Miscellaneous.

                    (a) This Plan shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.


                    (b) This Plan may be  amended,  changed or  modified  by the
               Company prior to the Effective Date in any manner (including adding or deleting Officers or changing Applicable Multipliers) by written notice to all affected Officers given in accordance with subparagraph (c) below; provided, however, that unless the first anniversary of the giving of such notice occurs prior to the Effective Date, no such amendment, change or modification adverse to the rights of any Officer hereunder shall become effective. This Plan is intended to benefit and create a binding contractual relationship between each Officer and the Company, and to be enforceable by any Officer, with respect to such Officer, according to its terms.

                    (c) All notices and other communications  hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If  to the Officer:

               At the current home address of the Officer identified in the personnel records of the Company.

               If to the  Company:  General

               Counsel (Chief Executive Officer, if from the General Counsel) ESCO Technologies Inc.
               8888 Ladue Road - Suite 200
               St. Louis, MO         63124

Notices and communications shall be effective at the time they are given in the foregoing manner.

                    (d) The Company  shall  withhold  from any  amounts  payable under this Plan such Federal, state, local or foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

                    (e) An  Officer's  or the  Company's  failure to insist upon strict compliance with any provision hereof or any other provision of this Plan or the failure to assert any right the Officer or the Company may have hereunder, including, without limitation, the right of an Officer to terminate employment for Good Reason of this Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Plan.

                    (f) Except as may otherwise be provided under any other written agreement between an Officer and the Company, the employment of the Officers by the Company is "at will" and, prior to the Effective Date, any Officer's employment may be terminated by either the Officer or the Company, in which case such Officer shall have no further rights under this Plan.

                    IN WITNESS WHEREOF, the foregoing Plan was adopted as of the
               10th day of August, 1995, and restated on February 5, 2002. ESCO TECHNOLOGIES INC.



                                                By: ______________________


[SEAL]




ATTEST: _____________________




                                               APPENDIX A

Name                                                               Multiplier

D. J. Moore                                                           3x

V. Richey                                                             2x

C. Kretschmer                                                         2x

A. Barclay                                                            2x